                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

         NAME                                           STATE OF INCORPORATION
         ----                                           ----------------------
American Casino Enterprises, Inc.                             Nevada

American Care Group, Inc.                                     Nevada

Diversy Enterprises, Inc.                                     Nevada

F.A.S.T., Inc.                                                Nevada

Fowler Card Club, Inc.                                        Nevada

G&L Acquisition Corp.                                         Nevada

Las Vegas Ad-Ventures                                         Nevada

Nevada Publishing, Inc.                                       Nevada

Millerton Games, Inc.                                         California

Motel Development, Inc.                                       Nevada

Reservation Connection, Inc.                                  Nevada

Royal Reservation, Inc.                                       Nevada

Trinidad Management, Inc.                                     Nevada

Mondel, Inc.                                                  Nevada

Sitka Restaurant Group, Inc.(1)                               Nevada

Vantage Bay Group, Inc.                                       Nevada


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(1)   Sitka Restaurant Group, Inc. is a subsidiary of Mondel, Inc., which is wholly owned by the Registrant.